EMPLOYMENT AGREEMENT
                              --------------------

                  AGREEMENT made as of this 16th day of April, 1997 by and between BOONTON ELECTRONICS CORPORATION, a New Jersey corporation, having an address at 25 Eastman's Road, Parsippany, New Jersey, (hereinafter referred to as "Company"), and YVES GUYOMAR, an individual having an address at c/o 25 Eastman's Road, Parsippany, New Jersey (hereinafter referred to as "Employee").

                                  W I T N E S S E T H:
                                  - - - - - - - - - -

                  WHEREAS, Company desires to employ Employee and Employee desires to be employed by the Company in accordance with the terms and conditions provided herein.

                  NOW, THEREFORE, in consideration of the mutual covenants herein after contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. EMPLOYMENT. Company agrees to employ Employee and Employee agrees to serve Employer upon the terms and conditions hereinafter set forth.

                  2. TERM. Employee's employment hereunder shall be effective and shall commence as of April 16, 1997 (the "Commencement Date") and shall terminate on April 15, 1999 (the "Term").

                  3. COMPENSATION.

                     (a) SALARY. Company shall pay Employee for all services rendered hereunder a salary at the rate of $140,000.00 per year payable in accordance with the Company's regular payroll practice (the "Salary").

                     (b) BENEFITS. During the Term of this Agreement and in addition to the Salary, Company shall provide to Employee the general benefits provided to all employees of the Company.

                     (c) VACATION. Employee shall be entitled to four (4) weeks vacation with pay per year and holidays in accordance with Company's policies in effect from time to time.

                     (d) TAXES. Employee understands that any and all payments provided in this Agreement shall be subject to such tax treatment as applies thereto, and to such withholding, if any, as may be required under applicable tax laws.

                     (e) AUTOMOBILE. The Company hereby agrees to provide Employee with an automobile throughout the Term of this Agreement. All costs associated with the insurance and maintenance of the automobile shall be borne solely by the Company.

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

                4.   DUTIES AND POSITION.

                     (a) Employee shall be employed as the President of the Company and shall assume and perform all of the duties and responsibilities customarily assigned to and performed by the President of a public company, together with such additional duties and responsibilities as may be specifically assigned to Employee by the Board of Directors of the Company.

                     (b) Employee shall devote his full time and undivided attention to the affairs of the Company and will not at any time engage in any other business activities which would interfere with the full performance of his duties and responsibilities assigned hereunder.

                5.   TERMINATION.

                     (a) TERMINATION BY EMPLOYER FOR CAUSE. Company shall have the right to terminate the employment of Employee under this Agreement without prior notice to Employee, if Employee shall commit any material act of malfeasance, disloyalty, dishonesty or breach of trust against Company or upon Employee's conviction of, or plea of NOLO CONTENDRE to a felony. In the event Employee's employment with Company shall terminate under the terms of this
Section 5(a), Company shall pay Employee any Salary due and owing Employee up to and including the date of such termination and no further payments of any type shall be payable to Employee.

                          (b) EMPLOYEEE'S  DEATH OR DISABILITY.  In the event of
the permanent disability or death of Employee during the Term hereof, Employee's employment hereunder shall terminate and Company shall pay to Employee, or Employee's estate, any Salary due and owing Employee up to and including the date of such termination and no further payments of any type shall be payable to Employee.

                6.   TRADE SECRET/CONFIDENTIAL INFORMATION.

                     (a) Employee recognizes and acknowledges that during the course of his employment with Company he will have access to certain information of the Company, which information shall be confidential in nature and/or constitute trade secrets of the Company, and is therefore valuable, special and unique property of the Company (hereafter "Confidential Information"). Such Confidential Information shall include, without limitation, knowledge of processes, plan, devices, customer lists, pricing, marketing plans and strategy, research projects, business opportunities and similar such information.

                     (b) Except as may be required for use by Employee in the regular course of business of the Company, Employee will not at any time, during or after termination of his employment with the


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

Company, use such Confidential Information or disclose any such Confidential Information to any person or firm, corporation, association or other entity for any reason or purpose whatsoever. In the event of a breach or what appears to the Company to be a threatened reach by Employee of the provisions of this
paragraph,   Company  shall  be  entitled  to  appropriate   injunctive  relief,
restraining employee from using or disclosing, in whole or in part, such Confidential Information. Nothing contained herein shall be construed as prohibiting the Company from pursing any other remedies available to it in the event of such breach or perceived breach, including the recovery of damages from Employee.

                  7. SURVIVAL OF PROVISIONS. The provisions of Section 6 hereof shall survive the termination or expiration of this Agreement, irrespective of the reason therefor.

                  8. WAIVER. The failure of any party to insist upon strict adherence to any term of the Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver of any breach of any provision of this Agreement shall not constitute a waiver of any other breach of such provision or any provision hereof.

                  9. NOTICES. Any Notice or other communication under this Agreement shall be in writing and shall be deemed duly given if delivered personally or if mailed by Certified Mail (Return Receipt Requested), postage prepaid, to the other party at the address indicated below (or at such other address as shall be specified by Notice give pursuant hereto):

                      (a) To the  Company:

                           Boonton Electronics Corporation
                           25 Eastman's Road
                           P.O. Box 465
                           Parsippany, New Jersey  07054-0465
                           Attn:  John Titterton, Vice President - Finance

                      with a copy to:
                      --------------

                           Smith, Luhn & Doran, P.C.
                           Courthouse Plaza
                           60 Washington Street
                           Morristown, NJ  07960
                           Attn:  Gregory Luhn, Esq.


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

                      (b) To the Employee:

                           Boonton Electronics Corporation
                           25 Eastman's Road
                           P.O. Box 465
                           Parsippany, New Jersey  07054-0465


                  10. ASSIGNMENT. This Agreement and any rights of the parties hereunder may not be transferred or assigned by either party hereto.

                  11. SEVERABILITY. The invalidity or unenforceability of any term or provision of the Agreement shall not affect the validity or enforceability of the remaining terms or provisions hereof, which shall remain in full force and effect.

                  12. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties as of the date hereof with respect to the Employee's employment by the Company and may not be amended or terminated orally. No modification hereof shall be valid unless in writing and signed on behalf of the Company by an officer duly authorized by the Board of Directors, and by the Employee.

                  13. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed therein.

                  14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be considered an original by which taken together shall constitute the same instrument.

                  15. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

                  16. HEADINGS. Headings in this Agreement are included solely as a matter of convenience for reference and are not intended to be a part of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]


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

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

WITNESS:                                      BOONTON ELECTRONICS CORPORATION

/s/ JOHN E. TITTERTON                         By:  /s/ RONALD T. De Blis
-------------------------------                  -------------------------------
    JOHN E. TITTERTON   September 5, 1997              RONALD T. DE BLIS
                                                       Director, Chairman of
                                                       Compensation & Benefits
                                                       Committee


WITNESS:                                      EMPLOYEE:

/s/ JOHN E. TITTERTON                             /s/ Yves Guyomar
-------------------------------                  -------------------------------
    JOHN E. TITTERTON   September 2, 1997             Yves Guyomar



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